EXHIBIT 32.1


                             CERTIFICATIONS PURSUANT TO

                    SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Strategic Gaming Investments, Inc., a Delaware corporation (the "Company"), on Form 10-Q for the fiscal quarter ended March 31, 2008, as filed with the Securities and Exchange
Commission on the date hereof (the "Report"), Lawrence S. Schroeder, President, Chief Executive Officer and Chief Financial Officer of the Company, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       2.    The information  contained  in  the Report fairly presents, in all
             material  respects,  the  financial   condition   and   result  of
             operations of the Company.




By:   /s/ Lawrence S. Schroeder            Dated:May 15, 2008
      -------------------------
	  Lawrence S. Schroeder


Title:President, Chief Executive Officer and Chief Financial Officer of Strategic Gaming Investments, Inc.




This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.